                                                         Schedule to Exhibit 2.7

            The following parties have made purchases pursaunt to the attached form agreement for the amounts of Shares and consideration:

            a.  Bram Solloway sold 500,000 Shares to Eric Nelson for $100,000;

            b.  Bram Solloway sold 1,000,000 Shares to Stephen Irwin for
                $200,000;

            c.  Bram Solloway sold 250,000 Shares to Clifford McCarlie for
                $50,000;

            d.  Bram Solloway sold 250,000 Shares to Eugene McCarlie, Jr. for
                $50,000;

            e.  Bram Solloway sold 250,000 Shares to Peter LaFemina for $50,000;

            f.  Bram Solloway sold 250,000 Shares to Doug Waugh for $50,000;

            g.  Eric Nelson sold 25,000 Shares to Clifford McCarlie for $5,000;

            h.  Eric Nelson sold 25,000 Shares to Eugene McCarlie, Jr. for $5,000;
                and

            i.  Eric Nelson sold 25,000 Shares to Peter LaFemina for $5,000.

                                                                     Exhibit 2.7
                                    FORM OF

                          SECURITIES PURCHASE AGREEMENT

            SECURITIES PURCHASE AGREEMENT, made and entered into this ___ day of
July,  2001  (the  "Agreement"),   by  and  between   [__________________]  (the
"Seller"), and [__________________] (the "Purchaser").

                                   WITNESSETH:
                                   ----------

            WHEREAS,  the  Seller  desires  to  sell to the  Purchaser,  and the
Purchaser desires to purchase,  all upon the terms and subject to the conditions set forth in this Agreement,  [__________________]  shares (the "Shares") of the
Common Stock, $0.001 par value per share, of Viva Gaming & Resorts, Inc.

            NOW,  THEREFORE,  in consideration of the premises and of the mutual covenants and  agreements of the parties  herein  contained,  the parties hereby agree as follows:

            1. SALE AND  PURCHASE  OF STOCK.  (a) The  Seller  hereby  privately sells, and the Purchaser hereby privately purchases, the Shares.

            (b) The  purchase  price for the  Shares  is  $[__________________], payable by  certified  check or wire  transfer of  immediately  available  funds concurrently with the Closing (as defined below).

            (c) Concurrently  with the Closing,  the Seller shall deliver to the
Purchaser (or the Purchaser's agent) a stock certificate representing the Shares purchased  pursuant hereto,  together with appropriate  stock powers,  and shall have paid to the  Company  such  amounts as may be required  for any  applicable stock transfer taxes.

            (d) This  transaction  shall close and all  deliveries to be made at the time of closing  (the  "Closing")  shall  take  place as soon as  reasonably practical  after  satisfaction  of the conditions set forth in Section 4 hereof.
The Closing  shall take place at the offices of Sklar  Warren  Conway & Williams
LLP, 221 N. Buffalo Drive,  Suite A, Las Vegas,  Nevada 89145,  or at such other place as the Seller and Purchaser shall agree.

            2.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  SELLER.  The  Seller
represents and warrants to the Purchaser as follows:

                 2.1  OWNERSHIP  OF SHARES.  The Shares are solely  owned by the
Seller,  validly issued, fully paid and non-assessable and are free and clear of any and all liens, encumbrances,  claims, charges and assessments and subject to no options, agreements, or restrictions with respect to transferability.

                 2.2  AUTHORIZATION.   The  Seller  [is  of  full  age]  [if  an
individual] and has all [requisite/corporate] [depends on type of Seller] power, legal  capacity  and  authority to enter into this  Agreement  and to assume and perform  [his/its]  [depends  on type of  Seller]  obligations  hereunder.  This
Agreement  when duly  executed  and  delivered  by the Seller will  constitute a legal,

valid and  binding  obligation  of the  Seller,  enforceable  against  Seller in accordance with its terms,  except as the enforceability  thereof may be limited by  applicable  bankruptcy,  insolvency,  reorganization,  moratorium  or  other similar  laws  affecting  creditors'  rights  generally  or  by  the  principles governing the availability of equitable remedies.

            3.  REPRESENTATIONS  AND WARRANTIES OF THE PURCHASER.  The Purchaser
represents and warrants to the Seller as follows:

            3.1  AUTHORIZATION.  The Purchaser  [is of full age] [if  individual purchaser]  and has all  requisite [corporate] [if  purchaser is a  corporation]
power,  legal  capacity and authority to enter into this Agreement and to assume and  perform  [his/its]  [depends on whether  Purchaser  is an  individual  or a corporation]  obligations  hereunder.  This  Agreement  when duly  executed  and delivered by the Purchaser will constitute a legal, valid and binding obligation of the  Purchaser,  enforceable  against the  Purchaser in  accordance  with its terms,  except  as the  enforceability  thereof  may be  limited  by  applicable
bankruptcy,  insolvency,  reorganization,   moratorium  or  other  similar  laws
affecting  creditors'  rights  generally  or by  the  principles  governing  the availability of equitable remedies.

            3.2   INVESTMENT.   The   Purchaser  is  acquiring  the  Shares  for
Purchaser's own account as principal,  not as a nominee or agent, for investment purposes  only,  and  not  with a view  to,  or  for,  resale,  distribution  or fractionalization  thereof in whole or in part and no other person or entity has a direct or indirect  beneficial  interest in the Shares. The Purchaser does not have any  contract,  undertaking,  agreement or  arrangement  with any person or entity to sell, transfer or grant  participations to such person or entity or to any third person or entity with respect to any of the Shares.

            3.3 AVAILABLE  INFORMATION.  The Purchaser acknowledges that [he/it]
[depends on whether  Purchaser is an  individual or a  corporation]  is familiar with the  business,  financial  condition  and  affairs  of the  Company  and is therefore able to evaluate the merits and risks of a purchase of the Shares.

            3.4 LEGEND.  The Purchaser  understands  and  acknowledges  that the certificates  for the Shares shall bear a legend  substantially as follows until
(i) such  securities  shall have been  registered  under the  Securities Act and effectively  been  disposed  of in  accordance  with an  effective  registration statement  thereunder;  or (ii) in the opinion of counsel  for the Company  such securities may be sold without  registration under the Securities Act as well as any applicable "Blue Sky" or state securities laws:

                        "THE SECURITIES  EVIDENCED BY THIS CERTIFICATE
                        HAVE  NOT  BEEN  REGISTERED  PURSUANT  TO  THE
                        SECURITIES   ACT  OF  1933,  AS  AMENDED  (THE
                        "ACT"),  OR ANY STATE SECURITIES LAW, AND SUCH
                        SECURITIES  MAY NOT BE  SOLD,  TRANSFERRED  OR
                        OTHERWISE  DISPOSED  OF  UNLESS  THE  SAME ARE
                        REGISTERED  AND QUALIFIED IN  ACCORDANCE  WITH
                        THE ACT AND ANY  APPLICABLE  STATE  SECURITIES
                        LAWS, OR IN THE OPINION OF

                                       -2-

                        COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH
                        REGISTRATION AND QUALIFICATION ARE NOT REQUIRED."

                 [3.5  AGE.  The  Purchaser  is at least  21 years of age.]  [if
Purchaswer is an individual]

                 3.6  NON-MARKETABLE   INVESTMENTS.   The  Purchaser's   overall
commitment   to   investments   that   are  not   readily   marketable   is  not
disproportionate  to the Purchaser's net worth,  and an investment in the Shares will not cause such overall commitment to become excessive.

                 3.7 SURVIVAL.  The foregoing  representations,  warranties  and agreements shall survive the execution of this Agreement.

            4.  CONDITIONS TO THE  OBLIGATIONS  OF THE SELLER AND THE PURCHASER.
(a) The  delivery of all  components  of all Gaming  Machines  constituting  the
Assets (as such terms are defined in that certain  Revised and  Restated  Gaming
Equipment Sale Agreement,  by and between Phoenix  Leisure,  Inc. and ABD Gaming
Supply, dated as of the date hereof) shall have been completed.

            (b)  The  transactions   contemplated  by  that  certain  Conversion
Agreement  between  Viva Gaming & Resorts,  Inc.  and the Seller shall have been consummated.

            5. GENERAL PROVISIONS.

               (a)  ENTIRE  AGREEMENT;  AMENDMENT  AND  WAIVER.  This  Agreement
constitutes the entire agreement  between the parties hereto with respect to the subject  matter  contained  herein  and  supersedes  all prior  oral or  written agreements,  if any,  between the parties  hereto with  respect to such  subject matter and, except as otherwise  expressly  provided herein,  is not intended to confer upon any other person any rights or remedies  hereunder.  Any  amendments hereto or  modifications  hereof must be made in writing and executed by each of the parties  hereto.  Any failure by the Seller or the  Purchaser to enforce any rights hereunder shall not be deemed a waiver of such rights.

               (b) NOTICES.  All notices and other  communications given or made hereunder  shall be in writing and delivered  personally or mailed by registered or certified mail postage prepaid,  return receipt requested (or if unavailable, first  class  mail  postage  prepaid)  to the  Seller  or the  Purchaser  at his respective  address set forth at the head of this Agreement,  and, in each case, to such  other  address  as any party  shall  have  given to the other  party by similar notice.

               (c)  GOVERNING  LAW.  This  Agreement  shall be governed  by, and construed in accordance  with,  the laws of the State of Florida  without giving effect to conflict of laws principles.

                                       -3-

               (d) BINDING  EFFECT;  ASSIGNMENT.  This Agreement and the various rights and  obligations  arising  hereunder shall inure to the benefit of and be binding upon the Seller and the Purchaser and their  respective  successors  and assigns.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto  without the prior written  consent of the other party hereto.  Any  transfer  or  assignment  of  any  of  the  rights,  interests  or obligations  hereunder  in violation of the terms hereof shall be void and of no force or effect.

               (e)  SEVERABILITY.  If  any  term  or  other  provision  of  this
Agreement is invalid,  illegal or  incapable of being  enforced by virtue of any rule of law, or public  policy,  all other  conditions  and  provisions  of this
Agreement  shall  nevertheless  remain in full  force and  effect so long as the economic  or legal  substance  of the  transactions  contemplated  hereby is not affected in any manner adverse to any party.  Upon such  determination  that any term or other provision is invalid,  illegal or incapable of being enforced, the parties  hereto shall  negotiate in good faith to modify this Agreement so as to effect  the  original  intent  of the  parties  as  closely  as  possible  in an acceptable  manner  to the end that the  transactions  contemplated  hereby  are fulfilled to the maximum extent possible.

               (f)  COUNTERPARTS.  This Agreement may be executed in one or more counterparts,  each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

               IN WITNESS WHEREOF,  the parties have caused this Agreement to be executed as of the day and year first above written.

                                           SELLER:

                                           -------------------------------------
                                           [__________________]

                                           PURCHASER:

                                           -------------------------------------
                                           [__________________]

                                       -4-